UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  OCTOBER 13, 2009  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 1.01 Entry into a Material Definitive Agreement

       See below.

ITEM 7.01 Regulation FD Disclosure

       See below

ITEM 8.01  Other Events

Richwood Eco Ventures, Inc., is a Pennsylvania corporation 80% owned by Accredited Business Consolidators Corp., f/k/a the Italian Oven Inc. (OTC Pink Sheets: IOVE).  Richwood, in conjunction with Rich Corporacion of Nicaragua, maintains access and rights to various wood from trees damages by Hurricane Felix.  Caribbean Wood Products, Inc., of Naples, Florida committed to purchase between six and ten containers of wood per month from Richwood Eco Ventures, Inc., beginning in January 2010.  Depending on additional needs by Caribbean Wood Products and logistical considerations, orders may exceed the commitment.  The relationship with Caribbean Wood Products will bring in estimated revenues to Richwood Eco Ventures in excess of $1,500,000.00 per year.   The majority of the wood is from the Fallen Tree Zone in the North Atlantic Autonomous Region (R.A.A.N.) of Nicaragua, and complies with the Lacey Act by meeting all requirements and standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 13, 2009

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

Twitter:  italianoven

fax:  1-267-371-5168